American Skandia Trust
For the period ended 12/31/05
File number 811-5186
SUB-ITEM 77D-4

AMERICAN SKANDIA TRUST  (AST)

PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION

DATED MAY 1, 2005

SUPPLEMENT DATED SEPTEMBER 26, 2005

I. The information set forth below describes changes in portfolio managers for the indicated Portfolios:

The following amends the section of the prospectus entitled
"Management of the Trust:  Investment Managers:"

AST Goldman Sachs Mid-Cap Growth Portfolio

Effective immediately, Earnie Segundo is no longer a portfolio manager for the Portfolio. The other members of the portfolio management team are unchanged.

AST Neuberger Berman Mid-Cap Value Portfolio

Effective immediately, Andrew Wellington and David M. DiDomenico are no longer portfolio managers for the Portfolio. Messrs. Wellington and DeDomenico have been replaced by S. Basu Mullick. Additional information about Mr. Mullick is set forth below:

S. Basu Mullick is a managing director and portfolio manager on the Mid Cap Value and Large Cap Value teams. He joined the firm in 1998. Previously, he spent five years at Ark Asset Management Co., Inc., as a senior manager and a managing director. He also worked as an analyst and portfolio manager at John A. Levin Co. and as a portfolio manager at First Fidelity Bank. Basu began his career in 1982 as an analyst at PaineWebber, Inc. He received a B.A. from Presidency College in India and a M.A., A.B.D., from Rutgers University.

The following amends the section of the Statement of Additional
Information entitled "Organization and Management of the Trust:
Portfolio Managers  Table A  Other Accounts Managed by Portfolio
Managers:"





Portfolio

Portfo
lio
Manage
r(s)

Registered
Investment
Companies

Other Pooled
Investment Vehicles

Other
Accounts


AST Neuberger
Berman Mid-
Cap Value

S.
Basu
Mullic
k

11 Registered
Mutual Funds with
$6.72 billion in
total assets under
management.

0 Unregistered
Pooled Investment
Vehicles with $0
billion in assets
under management.

0 Other Accounts
with $0 billion in
total assets under
management.




The following amends the section of the Statement of Additional
Information entitled "Organization and Management of the Trust:
Portfolio Managers  Table A  Portfolio Manager Securities
Ownership:"


Portfolio

Portfolio
Manager(s)

Ownership
of Trust
Securities


AST Neuberger Berman Mid-Cap
Value

S. Basu
Mullick

None






II. The Board of Trustees of American Skandia Trust recently approved a change in certain benchmarks of the AST Goldman Sachs High Yield Portfolio and AST Lord Abbett Bond-Debenture Portfolio
(collectively, the Portfolios) as indicated in the table below:





Portfolio

Prior Benchmark

New Benchmark


AST Goldman
Sachs High
Yield
Portfolio

The Lehman Brothers U.S.
Corporate High Yield Bond
Index

The Lehman Brothers High Yield 2%
Issuer Capped Index


AST Lord
Abbett Bond
Debenture
Portfolio

Broad-Based Securities
Market Index : The Merrill
Lynch High Yield Index

Broad-Based Securities Market Index :
The Merrill Lynch High Yield Master II
Index with 2% Issuer constraint




Customized Benchmark Index
:
The Lehman Brothers U.S.
Corporate High Yield Bond
Index (60%) Lehman Brothers
Aggregate Bond Index (20%)
The Merrill Lynch All
Convertibles Index (20%)

Customized Benchmark Index :
The Lehman Brothers High Yield 2%
Issuer Capped Index (60%) Lehman
Brothers Aggregate Bond Index (20%)
The Merrill Lynch All Convertibles
Index (20%)




To reflect the change in the Portfolios' benchmarks, the table of average annual total returns appearing in the section of the Prospectus titled "PAST PERFORMANCE" for each of the Portfolios is hereby amended as set forth below:

AST Goldman Sachs High Yield Portfolio *

Average annual total returns

For periods ended 12/31/04





Portf
olio

Index:
Lehman Br
others
U.S. Corp
orate
High Yiel
d
Bond Inde
x

Index:
Lehman Broth
ers
High Yield
2% Issuer
Capped
Index**


1 year

11.08
%

11.13
%

11.14
%


5 years

4.09
%

6.97
%

7.24
%


10
years

7.03
%

8.13
%

8.28
%






* Prior to May 1, 2004, the Portfolio was known as the AST Federated High Yield Portfolio and
Federated Investment Management Company served as its Sub-advisor.

**                                   The Portfolio has changed its
benchmark index to the version including a limitation of 2% of each issuer because it better reflects the composition of the Portfolio. In particular, the Portfolio generally maintains positions of 2% or less per issuer (although the Portfolio may hold positions of greater than that amount).


AST Lord Abbett Bond-Debenture Portfolio*


Average annual total returns

For periods ended 12/31/04








Portf
olio

Former
Index:
Standa
rd &
Poors
500
Index

Former
Index:
Merrill
Lynch
High Yie
ld
Index*

Current
Index:
Merrill
Lynch
High Yie
ld
Master
II
Index
with
2%
Issuer
constrai
nt**

Former
Customized
Index:
Blended
Index (60%
Lehman Brother
s
High Yield, 20
%
Lehman Brother
s
Aggregate Bond
,
and 20% Merril
l Lynch
All Convertibl
e Index)
***

Current
Customized
Index:
Blended
Index (60%
Lehman Brother
s
High Yield 2%
Issuer
Capped
Index, 20%
Lehman Brother
s
Aggregate Bond
,
and 20% Merril
l Lynch
All Convertibl
e Index)
****


1 year

7.42
%

10.87
%

10.87
%

10.87
%

9.48
%

9.49
%


Since Inception
(10/23/00)

7.22
%

-2.32
%

9.01
%

9.33
%

7.79
%

7.98
%






* On May 1, 2005, the Portfolio changed its broad-based securities market index from the Standard & Poors 500 Index to the Merrill Lynch High Yield Index because the Merrill Lynch High Yield Index better reflects the composition of the Portfolio.

**                                   The Portfolio has changed its
benchmark index to the version including a limitation of 2% of each issuer because it better reflects the composition of the Portfolio. In particular, the Portfolio generally maintains positions of 2% or less per issuer (although the Portfolio may hold positions of greater than that amount).

***                            On May 1, 2005, the Portfolio added a
customized benchmark index that represents the composition of the Portfolio.

****                     The Portfolio has changed one of the
components of its customized benchmark index from the Lehman Brothers U.S. Corporate High Yield Bond Index to Lehman Brothers High Yield 2% Issuer Capped Index to better represent the composition of the Portfolio.

To reflect the change in the AST Goldman Sachs High Yield Portfolio's benchmarks, the following replaces the description of the benchmark with respect to the AST Goldman Sachs High Yield Portfolio on page 315 of the Statement of Additional Information:

The benchmark for measuring performance of this Fund is the Lehman Brothers U. S. Corporate High Yield 2% Issuer Capped Index.

III. Set forth below are important changes to the prospectus and Statement of Additional Information. The following should be read in conjunction with your prospectus and should be retained for future reference:

Proposed Change in Federal Income Tax Status

The Board of Trustees of AST recently approved proposals to cause each AST Portfolio to change its federal income tax status from a regulated investment company to a partnership (the AST Conversion).

The investment objectives, policies, restrictions, net asset values per share, service providers, and fiscal years of the AST Portfolios will not change as a result of the AST Conversion. In addition, it is expected that the AST Conversion will not have any adverse federal income tax consequences for the AST Portfolios or for the owners of variable annuity contracts and/or variable life insurance policies (Contract owners). All fees and expenses incurred in connection with the completion of the AST Conversion will be borne by Prudential Investments LLC and American Skandia Investment Services, Inc. (together, the Managers) or their affiliates. Additionally, the Managers or their affiliates also will bear any transitional costs and any ongoing incremental increases in Portfolio fees and expenses that are charged to AST by its service providers and that are directly attributable to the AST Conversion.

Completion of the AST Conversion is subject to the satisfaction of certain contractual and regulatory terms and conditions and the receipt of a legal opinion substantially to the effect that the AST Conversion will not result in federal income tax liability to any AST Portfolio or any Contract owner. It is expected that the AST
Conversion will be effected on or about January 1, 2006.   The AST
Conversion will not cause any change in each AST Portfolio's current practice of distributing its net income and net capital gains to its shareholders of record (that is, the insurance company separate accounts) as described in the "Tax Matters" section of the prospectus.

Upon completion of the AST Conversion, all disclosure relating to the AST Portfolios' status as regulated investment companies and their compliance with related requirements shall be deemed to be deleted.

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